Exhibit 99.1

Investor Contact:	Asher Dewhurst Westwicke Partners QuorumHealth@Westwicke.com (443) 213-0500

QUORUM HEALTH CORPORATION ANNOUNCES FIRST QUARTER 2019 RESULTS

First quarter net loss attributable to Quorum Health Corporation was ($39.0) million, or ($1.33) per share

First quarter Adjusted EBITDA was $20.6 million and Same-facility Adjusted EBITDA was $23.5 million

Revenue cycle management partnership with R1 RCM expected to provide $10 million of EBITDA benefit during 2019 growing to $50 million annually by 2021

_____________________________________________________________________________________________

BRENTWOOD, Tenn. (May 10, 2019) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced financial and operating results for the first quarter ended March 31, 2019.

QUORUM HEALTH CORPORATION

Unaudited Financial Highlights

(In Millions)

	Three Months Ended March 31,
	2019	2018
Net operating revenues	$442.8	$486.8
Net loss attributable to Quorum Health Corporation	($39.0)	($99.0)
Same-facility net operating revenues	$445.0	$461.6
Cash flows from operating activities	$8.1	($2.6)
Adjusted EBITDA(1)	$20.6	$18.4
Same-facility Adjusted EBITDA(1 & 2)	$23.5	$27.1

(1)	A table providing supplemental information on Adjusted EBITDA, Same-facility Adjusted EBITDA and reconciling net loss to Adjusted EBITDA and Same-facility Adjusted EBITDA is included in this release.

(2)	Same-facility Adjusted EBITDA was previously reported by the Company as Adjusted EBITDA, Adjusted for Divestitures. There has been no change in how the financial measure is being calculated.

Robert Fish, Quorum Health’s President and Chief Executive Officer, commented, “During the first quarter, our team continued to execute on several key strategic goals. We made meaningful progress on our cost management efforts, achieved an important milestone through the establishment of our partnership with R1 RCM for revenue cycle management services and significantly expanded our divestiture efforts. While seasonally soft volumes, as well as certain market specific circumstances dampened our results, this trend has abated and appears confined to the first quarter. Our continued focus on cost management and the revenue cycle improvements from our new R1 partnership give me confidence that we will meet or exceed our previously stated 2019 goals.”

Financial results for the first quarter ended March 31, 2019 reflect the following:

•

Compared to the first quarter of 2018, same-facility net patient revenues decreased 3.5%, while same-facility net patient revenues per adjusted admission increased 1.4%. The decrease in same-facility net patient revenues relative to the first quarter of 2018 was driven by a 4.9% decline in same-facility adjusted admissions and an 8.6% decline in same-facility surgeries. The decline in volumes relative to the first quarter of 2018 represents approximately $21.8 million of same-facility net operating revenues.

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QHC Announces First Quarter 2019 Results

May 10, 2019

•

First quarter Adjusted EBITDA was 4.7% of net operating revenues and Same-facility Adjusted EBITDA was 5.3% of same-facility net operating revenues. Same-facility Adjusted EBITDA reflects a $12.9 million reduction in same-facility operating expenses relative to the first quarter of 2018, primarily as a result of the Company’s margin improvement initiatives, which were implemented in the second quarter of 2018.

•

Same-facility net operating revenues in the first quarter included a $4.5 million adverse impact resulting from a decline in self-pay patient collections since the transition of the Company’s secondary collections activities on October 1, 2018. Secondary collections have continued to increase since the transition with April collections reaching pre-transition levels.

•

Same-facility surgeries in the first quarter of 2019 were negatively impacted by weak outpatient demand. Of the decline in surgery volumes, 68% is concentrated at four facilities and is related to independent physician turnover and the Company’s efforts to re-syndicate two underperforming outpatient surgery centers in Illinois. Since the end of the quarter, the Company has seen same-facility surgery volumes trend positively compared to the same period in 2018.

•

Same-facility admissions for the first quarter are impacted by the Company’s margin improvement initiatives to eliminate certain unprofitable service lines, underperforming physicians and unfavorable managed care contracts, which were implemented in the second quarter of 2018.  Same-facility admissions were also negatively impacted by a decline in flu-related admissions, which reduced same-facility admissions by 1.6% compared to the first quarter of 2018.

Divestiture Update

•

Subsequent to the end of the first quarter of 2019, the Company completed the sale of Scenic Mountain Medical Center in Big Spring, Texas on April 12, 2019. The Company used $12 million in cash proceeds from the transaction to pay down its Term Loan Facility.

•

During the first quarter of 2019, the Company expanded its divestiture efforts by adding additional resources to market hospitals for sale. Since this time, the Company has seen an increase in interest from potential buyers for both individual hospitals and groups of hospitals. As a result, the Company reiterates its previously stated divestiture proceeds target for 2019 of $125 to $175 million.

Partnership with R1 RCM

•

The Company announced on May 8, 2019 that it is partnering with R1 RCM to provide end-to-end revenue cycle management services. The Company expects that through its new agreement with R1 it will achieve approximately $5 million of cost savings and $5 million of improved net patient revenues over the last half of 2019. Beyond 2019, the Company expects the annual impact of the R1 partnership to grow to $50 million by 2021.

Alfred Lumsdaine, Quorum Health’s Executive Vice President and Chief Financial Officer, commented, “We are excited to begin our partnership with R1 RCM and believe they represent an ideal partner for our revenue cycle management efforts. R1’s technology-enabled platform and revenue cycle operations experience will help with a smooth transition, as well as providing near-term visibility to meeting our financial goals.  Our partnership represents an exciting opportunity for our hospitals to better serve their patients through an improved overall healthcare experience enabled by R1’s scale and industry leading technology.”

Financial Outlook

The Company is reiterating its previously established financial outlook. The Company’s guidance takes into account the expected financial impact of its partnership with R1 RCM.

(In Millions)	2018 Actual	2019 Guidance Range
Same-facility net operating revenues	$1,857.5	$1,825 - $1,875
Same-facility Adjusted EBITDA	$150.6	$160 - $180

These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. See “Forward-Looking Statements” below for a list of factors that could affect the future financial and operating results of the Company or the healthcare industry generally.

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QHC Announces First Quarter 2019 Results

May 10, 2019

A reconciliation of the Company’s projected 2019 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of March 31, 2019, the Company owned or leased 27 hospitals in rural and mid-sized markets located across 14 states and licensed for 2,604 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Friday, May 10, 2019, at 11:00 a.m. Eastern time, to review its financial and operating results for the first quarter ended March 31, 2019. To participate, please dial 1-844-761-3024 approximately 10 minutes prior to the scheduled start of the call. If calling from outside of the United States, please dial 1-661-378-9914. Please reference Conference ID number 5966658 when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations portion of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations portion of the Company’s website at www.quorumhealth.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) will be available on the Company’s website at www.quorumhealth.com.

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QHC Announces First Quarter 2019 Results

May 10, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended March 31,
	2019		2018
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Net operating revenues	$442,805	100.0%	$486,820	100.0%
Operating costs and expenses:
Salaries and benefits	225,075	50.8%	247,000	50.7%
Supplies	51,385	11.6%	58,886	12.1%
Other operating expenses	136,789	30.9%	152,738	31.3%
Depreciation and amortization	14,639	3.3%	18,261	3.8%
Lease costs and rent	11,531	2.6%	12,532	2.6%
Electronic health records incentives	26	—%	(141)	—%
Legal, professional and settlement costs	685	0.2%	3,413	0.7%
Impairment of long-lived assets and goodwill	8,860	2.0%	39,760	8.2%
Loss (gain) on sale of hospitals, net	—	—%	7,815	1.6%
Loss on closure of hospitals, net	—	—%	13,746	2.8%
Total operating costs and expenses	448,990	101.4%	554,010	113.8%
Income (loss) from operations	(6,185)	(1.4)%	(67,190)	(13.8)%
Interest expense, net	32,266	7.3%	30,931	6.4%
Income (loss) before income taxes	(38,451)	(8.7)%	(98,121)	(20.2)%
Provision for (benefit from) income taxes	155	—%	366	—%
Net income (loss) (a)	(38,606)	(8.7)%	(98,487)	(20.2)%
Less: Net income (loss) attributable to noncontrolling interests	400	0.1%	481	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(39,006)	(8.8)%	$(98,968)	(20.3)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (b)	$(1.33)		$(3.48)
Weighted-average shares outstanding:
Basic and diluted	29,438,015		28,454,336

For footnotes, see pages 8-9.

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QHC Announces First Quarter 2019 Results

May 10, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended March 31,
	2019	2018	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (c)	2,604	2,675	(71)	(2.7)%
Admissions (d)	17,755	20,549	(2,794)	(13.6)%
Adjusted admissions (e)	43,304	49,226	(5,922)	(12.0)%
Surgeries (f)	16,723	20,587	(3,864)	(18.8)%
Emergency room visits (g)	132,125	153,797	(21,672)	(14.1)%
Medicare case mix index (h)	1.47	1.44	0.03	2.1%

Same-facility: (i)
Number of licensed beds at end of period (c)	2,604	2,630	(26)	(1.0)%
Admissions (d)	17,755	19,174	(1,419)	(7.4)%
Adjusted admissions (e)	43,304	45,525	(2,221)	(4.9)%
Surgeries (f)	16,723	18,301	(1,578)	(8.6)%
Emergency room visits (g)	132,125	139,226	(7,101)	(5.1)%
Medicare case mix index (h)	1.47	1.43	0.04	2.8%

	Three Months Ended March 31,
	2019	2018	$ Variance	% Variance

Consolidated:
Net patient revenues	$422,182	$464,596	$(42,414)	(9.1)%
Non-patient revenues	20,623	22,224	(1,601)	(7.2)%
Total net operating revenues	$442,805	$486,820	$(44,015)	(9.0)%
Net patient revenues per adjusted admission	$9,749	$9,438	$311	3.3%
Net operating revenues per adjusted admission	$10,225	$9,889	$336	3.4%

Same-facility:
Net patient revenues	$424,408	$439,796	$(15,388)	(3.5)%
Non-patient revenues	20,620	21,798	(1,178)	(5.4)%
Total net operating revenues	$445,028	$461,594	$(16,566)	(3.6)%
Net patient revenues per adjusted admission	$9,800	$9,661	$139	1.4%
Net operating revenues per adjusted admission	$10,276	$10,139	$137	1.3%

For footnotes, see pages 8-9.

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QHC Announces First Quarter 2019 Results

May 10, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,716	$3,203
Patient accounts receivable	326,639	322,608
Inventories	43,593	45,646
Prepaid expenses	17,919	19,683
Due from third-party payors	67,748	63,443
Current assets of hospitals held for sale	2,286	—
Other current assets	32,303	36,405
Total current assets	492,204	490,988
Property and equipment, net	537,424	559,438
Goodwill	398,148	401,073
Intangible assets, net	46,577	48,289
Operating lease right-of-use assets	89,638	—
Long-term assets of hospitals held for sale	14,504	—
Other long-term assets	68,852	74,306
Total assets	$1,647,347	$1,574,094
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,721	$1,697
Current portion of operating lease liabilities	24,670	—
Accounts payable	147,084	143,917
Accrued liabilities:
Accrued salaries and benefits	83,308	76,908
Accrued interest	22,061	10,024
Due to third-party payors	45,736	45,852
Current liabilities of hospitals held for sale	1,205	—
Other current liabilities	40,272	43,336
Total current liabilities	366,057	321,734
Long-term debt	1,194,321	1,191,777
Long-term operating lease liabilities	65,687	—
Deferred income tax liabilities, net	6,947	6,736
Long-term liabilities of hospitals held for sale	2,414	—
Other long-term liabilities	123,772	126,499
Total liabilities	1,759,198	1,646,746
Redeemable noncontrolling interests	2,278	2,278
Equity:
Quorum Health Corporation stockholders' equity (deficit):
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 31,294,669 shares issued and outstanding at March 31, 2019, and 31,521,398 shares issued and outstanding at December 31, 2018	3	3
Additional paid-in capital	558,498	557,309
Accumulated other comprehensive income (loss)	808	759
Accumulated deficit	(688,198)	(648,464)
Total Quorum Health Corporation stockholders' equity (deficit)	(128,889)	(90,393)
Nonredeemable noncontrolling interests	14,760	15,463
Total equity (deficit)	(114,129)	(74,930)
Total liabilities and equity	$1,647,347	$1,574,094

For footnotes, see pages 8-9.

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QHC Announces First Quarter 2019 Results

May 10, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended March 31,
	2019	2018

Cash flows from operating activities:
Net income (loss)	$(38,606)	$(98,487)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,639	18,261
Non-cash interest expense, net	1,939	1,811
Provision for (benefit from) deferred income taxes	90	536
Stock-based compensation expense	1,770	2,464
Impairment of long-lived assets and goodwill	8,860	39,760
Loss (gain) on sale of hospitals, net	—	7,815
Non-cash portion of loss (gain) on hospital closures	(567)	5,305
Changes in reserves for self-insurance claims, net of payments	4,160	6,025
Other non-cash expense (income), net	(1,372)	(49)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	(3,986)	1,429
Due from and due to third-party payors, net	(4,421)	1,217
Inventories, prepaid expenses and other current assets	4,911	1,290
Accounts payable and accrued liabilities	20,146	9,587
Long-term assets and liabilities, net	515	443
Net cash provided by (used in) operating activities	8,078	(2,593)

Cash flows from investing activities:
Capital expenditures for property and equipment	(8,292)	(14,528)
Capital expenditures for software	(1,191)	(513)
Acquisitions, net of cash acquired	(455)	(32)
Proceeds from the sale of hospitals	—	38,663
Other investing activities, net	1,729	197
Net cash provided by (used in) investing activities	(8,209)	23,787

Cash flows from financing activities:
Borrowings under revolving credit facilities	152,000	132,000
Repayments under revolving credit facilities	(150,000)	(114,000)
Borrowings of long-term debt	161	12
Repayments of long-term debt	(1,833)	(627)
Payments of debt issuance costs	—	(2,268)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(461)	(634)
Cash distributions to noncontrolling investors	(1,223)	(803)
Net cash provided by (used in) financing activities	(1,356)	13,680

Net change in cash, cash equivalents and restricted cash	(1,487)	34,874
Cash, cash equivalents and restricted cash at beginning of period	3,203	5,617
Cash, cash equivalents and restricted cash at end of period	$1,716	$40,491

For footnotes, see pages 8-9.

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QHC Announces First Quarter 2019 Results

May 10, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”) and post-spin headcount reductions and executive severance. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Same-facility Adjusted EBITDA, also a non-GAAP financial measure, is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of March 31, 2019. The Company has presented Adjusted EBITDA and Same-facility Adjusted EBITDA in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Same-facility Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Same-facility Adjusted EBITDA are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of the Company’s normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Same-facility Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA and Same-facility Adjusted EBITDA, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated statements of income for the respective periods (in thousands):

	Three Months Ended March 31,
	2019	2018

Net income (loss)	$(38,606)	$(98,487)
Interest expense, net	32,266	30,931
Provision for (benefit from) income taxes	155	366
Depreciation and amortization	14,639	18,261
EBITDA	8,454	(48,929)
Legal, professional and settlement costs	685	3,413
Impairment of long-lived assets and goodwill	8,860	39,760
Loss (gain) on sale of hospitals, net	—	7,815
Loss on closure of hospitals, net	—	13,746
Transition of transition services agreements	1,142	717
Post-spin headcount reductions and executive severance	1,490	1,898
Adjusted EBITDA	20,631	18,420
Negative EBITDA of divested hospitals	2,874	8,646
Same-facility Adjusted EBITDA	$23,505	$27,066

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QHC Announces First Quarter 2019 Results

May 10, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(b)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended March 31,
	2019	2018
	(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(1.33)	$(3.48)
Adjustments:
Legal, professional and settlement costs	0.02	0.12
Impairment of long-lived assets and goodwill	0.30	1.40
Loss (gain) on sale of hospitals, net	—	0.28
Loss on closure of hospitals, net	—	0.48
Transition of transition services agreements	0.04	0.03
Post-spin headcount reductions and executive severance	0.05	0.07
Net operating losses of divested hospitals	0.10	0.30
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.82)	$(0.80)
(c)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(d)	Admissions represent the number of patients admitted for inpatient services.
(e)	Adjusted admissions are computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(f)	Surgeries represent the number of inpatient and outpatient surgeries.
(g)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(h)

Medicare case mix index is a relative value assigned to a diagnosis-related group of patients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(i)

Same-facility financial and operating data excludes hospitals that were sold or closed prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of Sandhills Regional Medical Center, Barrow Regional Medical Center, Cherokee Medical Center, Trinity Hospital of Augusta, Lock Haven Hospital, Sunbury Community Hospital, L.V. Stabler Memorial Hospital, Affinity Medical Center, Vista Medical Center West, Clearview Regional Medical Center and McKenzie Regional Hospital which were sold or closed on December 1, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, September 30, 2017, October 31, 2017, February 11, 2018, March 1, 2018, March 31, 2018 and September 30, 2018, respectively.

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QHC Announces First Quarter 2019 Results

May 10, 2019

Forward-Looking Statements

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” “outlook,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate;
•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to comply with our debt covenants, including our senior credit facility, as amended;
•

our ability to successfully complete divestitures and the timing thereof, our ability to complete any such divestitures on desired terms or at all, and our ability to realize the intended benefits from any such divestitures;

•

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which we operate;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of our revenues are concentrated;
•	demographic changes;
•

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;
•	changes in medical or other technology;
•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•

the costs associated with the transition of the transition services agreements (“TSAs”) with CHS, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process, and our ability to realize the intended benefits from transitioning the transition services agreements;

•

the impact of certain outsourcing functions, and the ability of CHS, as current provider of our billing and collection services pursuant to the SSC TSA, and R1 RCM, as future provider of our revenue cycle management services, to timely and appropriately bill and collect;

•	our ability to manage effectively our arrangements with third-party vendors for key non-clinical business functions and services;
•	our ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•	our ability to achieve and realize the operational and financial benefits expected from our margin improvement program;
•	the effects related to outbreaks of infectious diseases;

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QHC Announces First Quarter 2019 Results

May 10, 2019

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	the impact of seasonal or severe weather conditions or earthquakes;
•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	our ongoing ability to maintain and utilize certified EHR technology;
•

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;
•

our ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against our company and certain of our officers and directors and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;
•

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of our facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and consumer protection laws, federal and state governmental inquiries, and damage to our reputation;

•	our ability to utilize our income tax loss carryforwards;
•	our ability to maintain certain accreditations at our facilities;
•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;
•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California Hospital Quality Assurance Fee (“HQAF”) program, as well as the potential for retroactive adjustments for prior year payments;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund capital expenditures;
•	our ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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